EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               DELIVERY NOW CORP.

It  is  hereby  certified  that:

1. The name of the corporation (hereinafter called the "Corporation") is DELIVERY NOW CORP.

2. The certificate of incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:


                                   "ARTICLE  I
                              NAME OF CORPORATION

     The  name  of  the  corporation  is  NS8  CORPORATION (the "Corporation")."


3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Signed  on  December  15,  2003

/s/  Michael  Conte
-------------------
Michael  Conte,  President


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